Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
ENTRY INTO POWER PURCHASE AGREEMENTS --- INTERCONNECTION FINANCIAL SECURITY POSTINGS

Vancouver, B.C. – January 21, 2013 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, on January 15, 2013 (the “Adelanto West PPAs Effective Date”), the Company’s wholly-owned subsidiaries, Coronus Adelanto West 1 LLC and Coronus Adelanto West 2 LLC, entered into two identical Power Purchase Agreements (the “Adelanto West PPAs”) with Southern California Edison (“SCE”). The Adelanto West PPAs relate to the Company’s applications for interconnection service and the CREST tariff for two 1.5 MW solar PV power systems (the “Adelanto West 1 and Adelanto West 2 Projects”) on the 40 acre parcel of vacant land, situated in the City of Adelanto, California (the “Adelanto West Property”), the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”) acquired on April 19, 2012.

The Adelanto West PPAs are standardized, must-take, full buy/ sell, power purchase agreements, where SCE purchases all of the Adelanto West 1 and Adelanto West 2 Projects’ generation, net of station use. The term of the Adelanto West PPAs is 20 years. The price SCE pays for the generation shall be premised on the adopted 2011 Market Price Referent, and shall be adjusted according to SCE’s time of delivery periods and energy allocation factors, as scheduled in the Adelanto West PPAs. Initial operation of the Adelanto West 1 and Adelanto West 2 Projects must be no later than eighteen months from the Adelanto West PPAs Effective Date. The Adelanto West PPAs include, but are not limited to, provisions in respect of termination, facility operation, billing and payment, curtailment, and insurance. Additionally, on or before the thirtieth day following the Adelanto West PPAs Effective Date, the Company is required to post and maintain development fees (the “Adelanto West PPAs Development Securities”) equal to USD $37,604 per Adelanto West PPA. If, on or before initial operation, the Company demonstrates to SCE's satisfaction that it has installed all of the equipment or devices necessary for the Company to satisfy the gross power rating of the generating facilities, SCE shall return the Adelanto West PPAs Development Securities to the Company within thirty days of each facility’s initial operation.

On January 15, 2013 (the “Yucca Valley East 3 PPA Effective Date”), the Company’s wholly-owned subsidiary, Coronus Yucca Valley East 3 LLC entered into a Power Purchase Agreement (the “Yucca Valley East 3 PPA”) with SCE. The Yucca Valley East 3 PPA relates to the Company’s application for interconnection service and the CREST tariff for a third 1.5 MW solar PV power system (the “Yucca Valley East 3 Project”) on the 34.07 acre parcel of vacant land, situated east of Yucca Valley, in the County of San Bernardino, California (the “Yucca Valley East Property”), Coronus acquired on August 17, 2012.

The Yucca Valley East 3 PPA is a standardized, must-take, full buy/ sell, power purchase agreement, where SCE purchases all of the Yucca Valley East 3 Project’s generation, net of station use. The term of the Yucca Valley East 3 PPA is 20 years. The price SCE pays for the generation shall be premised on the adopted 2011 Market Price Referent, and shall be adjusted according to SCE’s time of delivery periods and energy allocation factors, as scheduled in the Yucca Valley East 3 PPA. Initial operation of the Yucca Valley East 3 Project must be no later than eighteen months from the Yucca Valley East 3 PPA Effective Date. The Yucca Valley East 3 PPA includes, but is not limited to, provisions in respect of termination, facility operation, billing and payment, curtailment, and insurance. Additionally, on or before the thirtieth day following the Yucca Valley East 3 PPA Effective Date, the Company is required to post and maintain a development fee (the “Yucca Valley East 3 PPA Development Security”) equal to USD $37,604. If, on or before initial operation, the Company demonstrates to SCE's satisfaction that it has installed all of the equipment or devices necessary for it to satisfy the gross power rating of the generating facility, SCE shall return the Yucca Valley East 3 PPA Development Security to the Company within thirty days of the facility’s initial operation.

On January 9, 2013, pursuant to the SCE interconnection requests for solar PV projects Coronus Joshua Tree East 1, 2, 3, 4 and 5, Coronus posted with SCE the initial interconnection financial securities, in the amounts of USD $41,200, USD $82,400, USD $41,200, USD $58,800 and USD $141,200, respectively. The posting amounts for the Joshua Tree East 1, 2 and 3 projects were determined by the results of the System Impact Studies Coronus entered into with SCE on February 23, 2012, which the Company reported in its News Release of February 27, 2012. The posting amounts for the Joshua Tree East 4 and 5 projects were determined by the results of the System Impact Studies Coronus entered into with SCE on June 25, 2012, which the Company reported in its News Release of June 26, 2012.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.